                                                                    Exhibit 10.5

                   AMENDED AND RESTATED MASTER LEASE AGREEMENT

                            Dated as of June 26, 2003

                                     between

                    SUNTRUST EQUITY FUNDING, LLC, as Lessor,

                                       and

      CONCORD EFS, INC., CONCORD CORPORATE SERVICES, INC. AND CERTAIN OTHER
                  SUBSIDIARIES OF CONCORD EFS, INC., as Lessees

                           ---------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.     DEFINITIONS.....................................................1

ARTICLE II.    LEASE OF LEASED PROPERTY........................................2

     Section 2.1   Acceptance and Lease of Property............................2
     Section 2.2   Acceptance Procedure........................................2

ARTICLE III.   RENT............................................................2

     Section 3.1   Basic Rent..................................................2
     Section 3.2   Supplemental Rent...........................................3
     Section 3.3   Method of Payment...........................................3
     Section 3.4   Late Payment................................................3
     Section 3.5   Net Lease; No Setoff, Etc...................................3
     Section 3.6   Certain Taxes...............................................4
     Section 3.7   Utility Charges.............................................5

ARTICLE IV.    WAIVERS.........................................................5

ARTICLE V.     LIENS; EASEMENTS; PARTIAL CONVEYANCES...........................6

ARTICLE VI.    MAINTENANCE AND REPAIR; ALTERATIONS,
               MODIFICATIONS AND ADDITIONS.....................................7

     Section 6.1   Maintenance and Repair; Compliance With Law.................7
     Section 6.2   Alterations.................................................8
     Section 6.3   Title to Alterations........................................8

ARTICLE VII.   USE.............................................................8

ARTICLE VIII.  INSURANCE.......................................................8

ARTICLE IX.    ASSIGNMENT AND SUBLEASING......................................10

ARTICLE X.     LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE......................10

     Section 10.1  Event of Loss..............................................10
     Section 10.2  Event of Taking............................................11
     Section 10.3  Casualty...................................................12
     Section 10.4  Condemnation...............................................12
     Section 10.5  Verification of Restoration and Rebuilding.................12
     Section 10.6  Application of Payments....................................12
     Section 10.7  Prosecution of Awards......................................13
     Section 10.8  Application of Certain Payments Not
                   Relating to an Event of Taking.............................14
     Section 10.9  Other Dispositions.........................................14

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

     Section 10.10 No Rent Abatement..........................................14
     Section 10.11 Event During Construction Period...........................14

ARTICLE XI.    INTEREST CONVEYED TO LESSEES...................................14

ARTICLE XII.   EVENTS OF DEFAULT..............................................15

ARTICLE XIII.  ENFORCEMENT....................................................17

     Section 13.1  Remedies...................................................17
     Section 13.2  Remedies Cumulative; No Waiver; Consents...................19
     Section 13.3  Purchase Upon an Event of Default..........................20
     Section 13.4  Limitation on Liability....................................20

ARTICLE XIV.   SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL...........20

     Section 14.1  Lessee's Option to Purchase................................20
     Section 14.2  Conveyance to Lessee.......................................21
     Section 14.3  Acceleration of Purchase Obligation........................21
     Section 14.4  Determination of Purchase Price............................21
     Section 14.5  Purchase Procedure.........................................22
     Section 14.6  Option to Remarket.........................................23
     Section 14.7  Rejection of Sale..........................................25
     Section 14.8  Return of Leased Property..................................25
     Section 14.9  Renewal....................................................25

ARTICLE XV.    LESSEE'S EQUIPMENT.............................................26

ARTICLE XVI.   RIGHT TO PERFORM FOR LESSEE....................................26

ARTICLE XVII.  MISCELLANEOUS..................................................27

     Section 17.1  Reports....................................................27
     Section 17.2  Binding Effect; Successors and Assigns; Survival...........27
     Section 17.3  Quiet Enjoyment............................................27
     Section 17.4  Notices....................................................27
     Section 17.5  Severability...............................................28
     Section 17.6  Amendment; Complete Agreements.............................28
     Section 17.7  Construction...............................................29
     Section 17.8  Headings...................................................29
     Section 17.9  Counterparts...............................................29
     Section 17.10 GOVERNING LAW..............................................29
     Section 17.11 Discharge of Lessee's Obligations by its
                   Subsidiaries or Affiliates.................................29
     Section 17.12 Liability of Lessor Limited................................29

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

     Section 17.13 Estoppel Certificates......................................30
     Section 17.14 No Joint Venture...........................................30
     Section 17.15 No Accord and Satisfaction.................................30
     Section 17.16 No Merger..................................................30
     Section 17.17 Survival...................................................30
     Section 17.18 Chattel Paper..............................................31
     Section 17.19 Time of Essence............................................31
     Section 17.20 Recordation of Lease.......................................31
     Section 17.21 Investment of Security Funds...............................31
     Section 17.22 Ground Leases..............................................31
     Section 17.23 Land and Building..........................................32
     Section 17.24 Joint and Several..........................................32
     Section 17.25 Construction Land Interests................................32
     Section 17.26 IDB Documentation..........................................32

APPENDICES AND EXHIBITS
-----------------------

APPENDIX A     Defined Terms

EXHIBIT A      Lease Supplement

     THIS AMENDED AND RESTATED MASTER LEASE AGREEMENT (as from time to time further amended or supplemented, this "Lease"), dated as of June 26, 2003 and effective as of the Effective Date, is among SUNTRUST EQUITY FUNDING, LLC, a Delaware limited liability company (together with its successors and assigns hereunder, the "Lessor"), as Lessor, CONCORD EFS, INC., a Delaware corporation ("Concord"), CONCORD CORPORATE SERVICES, INC. (formerly known as Electronic Payment Services, Inc.), a Delaware corporation ("CCS") and certain other Subsidiaries (as defined below) of Concord hereafter parties hereto (each individually, with its successors and permitted assigns hereunder, a "Lessee" and collectively, the "Lessees"), as Lessees.

                              PRELIMINARY STATEMENT

     A. Atlantic Financial Group, Ltd. ("AFG") and Concord were parties to that certain Master Lease Agreement, dated as of July 12, 2002 (as supplemented, the "Original 2002 Lease"). CCS and AFG were parties to that certain Lease Agreement, dated as of May 22, 1998 (as heretofore supplemented and amended, the "Original 1998 Lease"). CCS, the other Subsidiaries of Concord party thereto and AFG were parties to that certain Master Lease Agreement, dated as of November 15, 2000 (as heretofore supplemented and amended, the "Original 2000 Lease", and together with the Original 1998 Lease Agreement and the Original 2002 Lease, collectively, the "Original Lease Agreements"). AFG transferred its interests in the Leased Properties subject to the Original Lease Agreements to the AFG Transferee. The AFG Transferee has merged with the Lessor, with the Lessor as the survivor. In connection therewith, the Lessor and the Lessees desire to amend and restate the Original Lease Agreements in their entirety pursuant to this Lease.

     B. Lessor will purchase fee title to, or acquire a leasehold interest in, from one or more third parties designated by the Construction Agent, on a Closing Date, certain parcels of real property to be specified by the Construction Agent, together with any improvements thereon.

     C. Lessor desires to lease to each Lessee, and each Lessee desires to lease from Lessor, certain of such properties as described on the Lease Supplement(s) to which such Lessee is a party.

     D. If applicable, the Construction Agent will construct, or cause to be constructed, certain improvements on such parcels of real property which as constructed will be the property of Lessor and will become part of such property subject to the terms of this Lease.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessees hereby agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS
                                   -----------

     Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof.

                                   ARTICLE II.
                            LEASE OF LEASED PROPERTY
                            ------------------------

     Section 2.1 Acceptance and Lease of Property. On each Closing Date for Land, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 3 of the Master Agreement, hereby agrees to accept delivery on such Closing Date of such Land pursuant to the terms of the Master Agreement, together with any Building or other improvements thereon, and simultaneously to lease to the related Lessee hereunder for the Lease Term, Lessor's interest in such Land and in such Building or other improvements, together with any Building which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, and such related Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on such Closing Date for the Lease Term, to lease from Lessor Lessor's interest in such Land to be delivered on such Closing Date, together with, in the case of Land, Lessor's interest in any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Construction Agency Agreement.

     Section 2.2 Acceptance Procedure. Lessor hereby authorizes one or more employees of the related Lessee, to be designated by such Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of that Leased Property identified on the applicable Funding Request. Each Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by such Lessee on each Closing Date for property to be leased hereunder of a Lease Supplement in substantially the form of Exhibit A hereto (appropriately completed) shall, without further act, constitute the irrevocable acceptance by such Lessee of that Leased Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that such Leased Property, together with, in the case of Land, any Building or other improvements thereon or to be constructed thereon pursuant to the Construction Agency Agreement, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Closing Date. The demise and lease of each Building pursuant to this Section 2.2 shall include any additional right, title or interest in such Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to such Building shall at all times be demised and leased to the related Lessee hereunder.

                                  ARTICLE III.
                                      RENT
                                      ----

     Section 3.1 Basic Rent. Beginning with and including the first Payment Date occurring after the Initial Closing Date, each Lessee shall pay to Lessor (and Lessor hereby irrevocably directs each Lessee to pay to the Agent, as assignee of Lessor) the Basic Rent for the Leased Properties subject to a Lease Supplement to which such Lessee is a party, in installments, payable in arrears on each Payment Date during the Lease Term, except that during the Construction Period for a Leased Property, no Basic Rent shall be payable by the related Lessee to the extent the Funded Amounts are increased with respect to such Leased Property under Section 2.3(c) of the Master Agreement.

     Section 3.2 Supplemental Rent. Each Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent within five (5) Business Days of the date the same shall become due and payable and in the event of any failure on the part of such Lessee to pay any Supplemental Rent, the Agent (as assignee of Lessor) shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section 3.2 shall be payable in the type of funds and in the manner set forth in Section 3.3.

     Section 3.3 Method of Payment. Basic Rent shall be paid to the Agent, and Supplemental Rent (including amounts due under Article XIV hereof) shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to the related Lessee, and at such place as the Agent (or such other Person) shall specify in writing to the related Lessee, which specifications by the Agent shall be given by the Agent at least five (5) Business Days prior to the due date therefor. Each payment of Rent (including payments under Article XIV hereof) shall be made by the Lessees prior to 12:00 p.m. (noon) Atlanta, Georgia time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. The Agent agrees, at a Lessee's request, to arrange for automated clearing house debits from such Lessee's accounts for payments due hereunder.

     Section 3.4 Late Payment. If any Basic Rent shall not be paid on the date when due, the related Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

     Section 3.5 Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, each Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, assessments and other expenses foreseen or unforeseen, for which such Lessee or any Indemnitee is or shall become liable by reason of such Lessee's or such Indemnitee's estate, right, title or interest in the Leased Properties, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in any Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), construction (except Construction Costs, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Properties or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and each Lessee's obligation to pay all such amounts throughout the Lease Term, including the Construction Term, is absolute and unconditional. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of any Leased Property or any part thereof, or the failure of any Leased Property to comply with all Applicable Law, including any inability to occupy or use any Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or any part thereof including eviction; (d) any defect in title to or rights to any Leased Property or any Lien on such title or rights or on any Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to any Lessee, Lessor, any Lender, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Lessee, Lessor, any Lender, the Agent, any Ground Lessor or any other Person, or by any court, in any such proceeding; (g) any claim that any Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Leased Property or any part thereof, the Agent, any Ground Lessor, any Governmental Authority, or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by any Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by any Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with the Construction or any use of any Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XIV or X of this Lease, this Lease shall be noncancellable by each Lessee in any circumstance whatsoever and each Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by such Lessee hereunder. Each payment of Rent made by a Lessee hereunder shall be final and such Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Agent, any Lender or any party to any agreements related thereto for any reason whatsoever. Each Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Properties leased by it and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either any Lessee or any subtenant of any Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's or its agent's (other than a Lessee or the Construction Agent) or employee's willful misconduct or gross negligence.

     Section 3.6 Certain Taxes. Without limiting the generality of Section 3.5, each Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the "tax(es)"), when the same shall be due and payable without penalty or interest; provided, however, that this Section shall not apply to any of the taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Properties and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and the related Lessee. Each Lessee covenants to furnish Lessor and the Agent, upon the Agent's written request, within forty-five (45) days after the last date when any tax must be paid by such Lessee as provided in this Section 3.6, official receipts, to the extent available, of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

     So long as no Event of Default has occurred and is continuing, the related Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by such Lessee with diligence and in good faith; provided, however, that such Lessee shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at the related Lessee's sole cost and expense. Each Lessee covenants to indemnify and save harmless Lessor, which indemnification shall survive the termination of this Lease, the Agent and each Lender from any actual and reasonable costs or expenses incurred by Lessor, the Agent or any Lender as a result of such contest; provided that neither the Agent nor any Lender shall be entitled to claim any indemnity against any Lessee pursuant to this sentence with respect to any Construction Land Interest during the Construction Term therefor.

     Section 3.7 Utility Charges. Each Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Properties leased by it.

                                   ARTICLE IV.
                                     WAIVERS
                                     -------

     During the Lease Term, Lessor's interest in the Leased Properties, including the Funded Equipment, the Building(s) (whether or not completed) and the Land, is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Properties, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the related Closing Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. EACH LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTIES, LESSOR IS NOT A MANUFACTURER OF, OR DEALER IN ANY LEASED PROPERTY, AND IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTIES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTIES (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE AGENT NOR ANY LENDER

SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that each Leased Property is and shall be free of Lessor Liens. As between Lessor and the Lessees, each related Lessee has been afforded full opportunity to inspect each Leased Property, is satisfied with the results of its inspections of such Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Agent or the Lenders on the one hand, and the Lessees, on the other, are to be borne by the Lessees. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Agent or the Lenders, express or implied, with respect to the Leased Properties, that may arise pursuant to any law now or hereafter in effect, or otherwise.

                                   ARTICLE V.
                      LIENS; EASEMENTS; PARTIAL CONVEYANCES
                      -------------------------------------

     No Lessee shall directly or indirectly create, incur, suffer to exist or assume, and shall promptly discharge, any Lien on or with respect to any Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to a Lessee, or any of its contractors or agents or Alterations constructed by a Lessee, except, in all cases, Permitted Liens.

     Notwithstanding the foregoing paragraph, at the request of a Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from such Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessees' use, development and construction of the Leased Properties, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof,
(iii) dedication or transfer of portions of the Land, not improved with a Building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and
(v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for rezoning or any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

          (a) any such action shall be at the sole cost and expense of the requesting Lessee and such Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor, the Agent and any Lender in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Agent or any Lender in connection with any such action),

          (b) the requesting Lessee shall have delivered to Lessor and Agent a certificate of an Executive Officer of such Lessee stating that

               (i) such action will not cause any Leased Property, the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents, or in any material respect with Applicable Law; and

               (ii) such action will not materially reduce the Fair Market Sales Value, utility or useful life of any Leased Property, the Land or any Building nor Lessor's interest therein; and

          (c) in the case of any release or conveyance, if Lessor, the Agent or any Lender so reasonably requests, the requesting Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor. Lessor shall provide written acknowledgments or lien subordination and waiver agreements from time to time, at a Lessee's reasonable request and expense, to other financiers of such Lessee with respect to Lessee Equipment, confirming that this Lease does not cover such Lessee Equipment.

                                   ARTICLE VI.
                             MAINTENANCE AND REPAIR;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS
                    ----------------------------------------

     Section 6.1 Maintenance and Repair; Compliance With Law. Each Lessee, at its own expense, shall at all times (a) maintain each Leased Property leased by it in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards for similar types of property located in the geographical area where such Leased Property is located and, in any event, in no less a manner as other similar property owned or leased by such Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep each Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of each Leased Property or any part thereof which may be required to keep such Leased Property in the condition required by the preceding clauses (a) and (b). Each Lessee shall perform the foregoing maintenance obligations regardless of whether any Leased Property is occupied or unoccupied. Each Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor, the Agent or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of any Leased Property or (ii) make repairs at the expense of Lessor, the Agent or any Lender pursuant to any Applicable Law or other agreements or otherwise. NEITHER THE AGENT NOR ANY FUNDING PARTY SHALL BE PERSONALLY LIABLE TO ANY LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither the

Agent nor any Funding Party shall be required to maintain, alter, repair, rebuild or replace any Leased Property in any way.

     Section 6.2 Alterations. Each Lessee may, at such Lessee's own cost and expense, make Alterations which do not materially diminish the Fair Market Value of any Leased Property, provided that, if the Alterations are reasonably expected to cost in excess of $2,000,000, the Lessor shall have consented to such Alterations, which consent shall not be unreasonably withheld, conditioned or delayed.

     Section 6.3 Title to Alterations. Title to all non-severable Alterations shall without further act vest in Lessor (subject to each Lessee's right to remove severable trade fixtures and Lessee Equipment) and shall be deemed to constitute a part of the Leased Properties and be subject to this Lease.

                                  ARTICLE VII.
                                       USE
                                       ---

     Each Lessee may use each Leased Property leased by it or any part thereof for any lawful purpose, provided that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of such Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event that any use of any of the Leased Property substantially changes the character or original intended use of such Leased Property and the Lessees do not purchase the Leased Properties at the end of the Lease Term, the related Lessee, upon request of Lessor, shall restore such Leased Property to its general character and intended use on the Closing Date or Completion Date therefor, ordinary wear and tear excepted. No Lessee shall commit or permit any waste of any Leased Property or any material part thereof.

                                  ARTICLE VIII.
                                    INSURANCE
                                    ---------

     The provisions of this Article VIII shall apply to Leased Properties that are not then subject to the Construction Agency Agreement. For any Leased Property subject to the Construction Agency Agreement, the related Lessee shall maintain insurance in accordance with Section 2.9 of the Construction Agency Agreement.

          (a) At any time during which any part of any Building or any Alteration is under construction and as to any part of any Building or any Alteration under construction, the related Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, "all risks" non-reporting completed value form of builder's risk insurance.

          (b) During the Lease Term, each Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building or any item of Equipment by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties or equipment owned or leased by a Lessee, but in no event less than the replacement cost of such Building or item of Equipment, as the case may be, from time to time, with commercially reasonable deductibles (but in no event with greater deductibles than any Lessee has with respect to similar property or equipment that it owns or leases).

          (c) During the Lease Term, each Lessee shall maintain, at its sole cost and expense, commercial general liability insurance with respect to such Lessee's use, operation and occupancy of the Leased Properties. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by a Lessee or its Affiliates with respect to similar properties or equipment that it owns or leases, but in no event less than $2,000,000 general liability coverage, per occurrence. Such insurance policies shall also provide that each Lessee's insurance shall be considered primary insurance. Nothing in this Article VIII shall prohibit the Agent or any Funding Party from carrying at its own expense other insurance on or with respect to the Leased Properties, provided that any insurance carried by the Agent or any Funding Party shall not prevent any Lessee from carrying the insurance required hereby.

          (d) Each policy of insurance maintained by a Lessee pursuant to clauses (a) and (b) of this Article VIII shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by such Lessee, except (a) that with respect to any loss, the estimated cost of restoration of which is in excess of $10,000,000, the adjustment thereof shall be subject to the prior written approval of the Agent (which shall not be unreasonably withheld, conditioned or delayed) and the insurance proceeds therefor shall be paid to the Agent for application in accordance with this Lease, and (b) if, and for so long as an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent for application pursuant to this Lease.

          (e) On the Closing Date for each parcel of Land and on, or within thirty (30) days prior to, each anniversary of the Initial Closing Date, each Lessee shall furnish Lessor with certificates showing the insurance required under this Article VIII to be in effect and, in the case of the liability policies, naming the Agent and the Funding Parties as additional insureds and, in the case of property insurance, naming the Agent as loss payee to the extent required under this Lease. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or expiration or nonpayment of premium with respect to such insurance, and shall include a customary breach of warranty clause. Each Lessee shall provide evidence to Lessor and the Agent that each insurance policy required by this Article VIII has been renewed or replaced prior to the scheduled expiration date therefor.

          (f)  Each policy of insurance maintained by a Lessee pursuant to this
Article VIII shall provide that in respect of the interests of Lessor, the Agent and the Lenders, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of any Lessee or any other Person acting on behalf of any Lessee. Each of each Lessee, Lessor, the Agent and the Lenders agree to waive their rights of subrogation against the others to the extent permitted by Applicable Law and to the extent of the losses paid under insurance policies.

          (g) All insurance policies carried in accordance with this Article VIII shall be maintained with insurers rated at least A by A.M. Best & Company, and in all cases the insurer shall be qualified to insure risks in the State where each Leased Property is located.

                                   ARTICLE IX.
                            ASSIGNMENT AND SUBLEASING
                            -------------------------

     Except as set forth in the next two sentences, no Lessee may assign its rights and obligations under this Lease or sublease any Leased Property to any Person, without the consent of the Funding Parties. Concord may assign its rights and obligations under this Lease to a Significant Subsidiary, provided that Concord reaffirms its obligations under the Guaranty Agreement (in which case Concord shall be released from liability as a Lessee (but not as an Obligor) under this Lease and the other Operative Documents). Each Lessee may sublease all or any portion of any Leased Property to any Subsidiary of Concord and may sublease up to 50% of the floor space of any Leased Property to any Person without the consent of the Funding Parties, provided that (a) all obligations of such Lessee shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made, and all obligations of Guarantor and the Subsidiary Guarantors under the Guaranty Agreement and the Subsidiary Guaranty, respectively, shall continue in full force and effect; (b) such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents; and (c) each such sublease shall terminate at least one day before the Lease Termination Date. Each Lessee shall give the Agent and Lessor prompt written notice of any such sublease.

     Except pursuant to an Operative Document or the IDB Documentation, this Lease shall not be mortgaged or pledged by any Lessee, nor shall any Lessee mortgage or pledge any interest in any Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

                                   ARTICLE X.
                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE
                    -----------------------------------------

     Section 10.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Base Term, and (ii) which, in the good-faith judgment of the related Lessee, renders repair and restoration of a Leased Property impossible or impractical, or requires repairs to a Leased Property that would cost in excess of 50% of the original cost of such Leased Property or that cannot be completed by the Lease Termination Date, and (iii) as to which such Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Loss". In the case of any other event which constitutes a Casualty, the related Lessee shall restore such Leased Property pursuant to Section 10.3. If an Event of Loss shall occur, the related Lessee shall pay to Lessor on the later of (i) the 90th day and (ii) the next Payment Date, in either case following delivery of the Officer's Certificate pursuant to clause (iii) above an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to the related Lessee in accordance with and subject to the provisions of Section
14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

     Upon the consummation of the purchase of any Leased Property pursuant to this Section 10.1, any proceeds derived from insurance required to be maintained by the related Lessee pursuant to this Lease for any Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, such Lessee or as it may direct, and Lessor shall assign to such Lessee, without warranty (other than as to the absence of Lessor Liens), all of Lessor's rights to and interest in such insurance required to be maintained by such Lessee pursuant to this Lease.

     Section 10.2 Event of Taking. Any event (i) which constitutes a Condemnation of all of, or substantially all of, a Leased Property, or (ii) (A) which would otherwise constitute a Condemnation, (B) which, in the good-faith judgment of the related Lessee, renders restoration and rebuilding of a Leased Property impossible or impractical, or requires repairs to a Leased Property that would cost in excess of 50% of the original cost of such Leased Property, or that cannot be restored by the Lease Termination Date, and (C) as to which such Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Taking". In the case of any other event which constitutes a Condemnation, the related Lessee shall restore and rebuild such Leased Property pursuant to Section 10.4. If an Event of Taking shall occur, the related Lessee shall pay to Lessor (1) on the later of (A) the thirtieth day and (B) the next Payment Date following the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) above, or (2) on the later of (A) the 90th day and (B) the next Payment Date, in either case following delivery of the Officer's Certificate pursuant to clause
(ii) above, in the case of an Event of Taking described in clause (ii) above, an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to the related Lessee in accordance with and subject to the provisions of Section 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

     Upon the consummation of the purchase of such Leased Property pursuant to this Section 10.2, all Awards received by Lessor, after deducting any reasonable out-of-pocket costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to such Leased Property during the related Lease Term shall be promptly paid to the related Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

     Section 10.3 Casualty. If a Casualty shall occur which is not an Event of Loss, the related Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose.

     Section 10.4 Condemnation. If a Condemnation shall occur which is not an Event of Taking, the related Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether the Awards received as a result of such Condemnation are sufficient for such purpose.

     Section 10.5 Verification of Restoration and Rebuilding. In the event of Casualty or Condemnation that involves, or is reasonably expected to involve, repair or rebuilding costs in excess of $10,000,000, to verify the related Lessee's compliance with the foregoing Section 10.3 or 10.4, as appropriate, Lessor, the Agent, the Lenders and their respective authorized representatives may, upon five (5) Business Days' notice to such Lessee, make a reasonable number of inspections of the affected Leased Property with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the related Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor, the Agent or any Lender will be paid by the related Lessee promptly after written request. No such inspection shall unreasonably interfere with the related Lessee's operations or the operations of any other occupant of such Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry, other than for such inspecting party's gross negligence or willful misconduct.

     Section 10.6 Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by Lessor, any Lessee or the Agent from any Governmental Authority or other Person with respect to any Condemnation or Casualty to any Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for a Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 10.9 applies) be applied as follows:

          (a) In the event the related Lessee purchases such Leased Property pursuant to Section 10.1 or Section 10.2, such Loss Proceeds shall be applied as set forth in Section 10.1 or Section 10.2, as the case may be;

          (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and the related Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.3, such Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to such Lessee;

          (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and the related Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.4, such Lessee may, in good faith and subsequent to the date of such Condemnation, certify to Lessor and the Agent that no Event of Default has occurred and is continuing, in which event the applicable Award shall be paid over to such Lessee;

          (d)  As provided in Section 10.8, if such section is applicable; and

          (e) In the event of a Casualty or Condemnation at a time when an Event of Default has occurred and is continuing, the Loss Proceeds or Award shall be paid to the Agent and shall be (A) applied to the Lease Balance if the Agent is exercising remedies pursuant to Section 13.1 or (B) released to the related Lessee upon certification by such Lessee to Lessor and the Agent that such Lessee has incurred costs in the amount requested to be released for the repair or rebuilding of the related Leased Property.

     During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Each Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by each Lessee at its offices and shall be made available to Lessor, the Lenders and the Agent upon request.

     Section 10.7 Prosecution of Awards. (a) If any Condemnation shall occur, the party receiving the notice of such Condemnation shall give to the other party and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, the related Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to such Lessee, unless an Event of Default shall have occurred and be continuing, in which case (i) the Agent (or Lessor if the Loans have been fully paid) shall control such negotiations; and (ii) such Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of such Lessee to any Award on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and such Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent (or Lessor if the Loans have been fully paid) during the continuance of an Event of Default, with full power of substitution, in the name of such Lessee or otherwise (but without limiting the obligations of such Lessee under this Article X), to file and prosecute what would otherwise be such Lessee's claim for any such Award and to collect, receipt for and retain the same. The agency and power of the Agent (or of the Lessor if the Loans have been fully paid) as attorney-in-fact hereunder are coupled with an interest, and cannot be revoked by bankruptcy, insolvency, incompetency, death, dissolution or otherwise. In any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent (or Lessor if the Loans have been fully paid), not to be unreasonably withheld.

          (b) Notwithstanding the foregoing, each Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to such Lessee's personal property and Lessee Equipment , business interruption or similar award and such Lessee's relocation expenses.

     Section 10.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of any Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect with respect to such Leased Property, without any abatement or reduction of Basic Rent, and the Awards for such Leased

Property shall, unless an Event of Default has occurred and is continuing, be paid to the related Lessee.

     Section 10.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article X shall be paid to the Agent (or Lessor if the Loans have been fully paid) as security for the obligations of the Lessees under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to the related Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative Documents.

     Section 10.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any Leased Property, and each Lessee shall continue to perform and fulfill all of such Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date, except to the extent that the affected Leased Property is purchased by the related Lessee.

     Section 10.11 Event During Construction Period. Notwithstanding anything to the contrary set forth herein, if a Casualty, Condemnation, Event of Loss or Event of Taking occurs during the Construction Term with respect to a Leased Property, the Construction Agency Agreement shall govern the related Lessee's obligations with respect thereto.

                                   ARTICLE XI.
                          INTEREST CONVEYED TO LESSEES
                          ----------------------------

     Each Lessee and Lessor intend that this Lease be treated, for accounting purposes of the Lessee, as an operating lease. For purposes of federal and state taxes, and bankruptcy law, each Lessee and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto (i) that this Lease be treated as a mortgage, deed of trust or deed to secure debt (whichever is applicable in the jurisdictions in which the Leased Properties are located) and security agreement, encumbering the Leased Properties, and that each Lessee, as grantor, hereby grants to Lessor, as mortgagee or beneficiary and secured party, or any successor thereto, a first and paramount Lien on each Leased Property in which such Lessee has an interest, (ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee, deed of trust beneficiary, grantee under a deed to secure debt or secured party available under Applicable Law to take possession of and sell (whether by foreclosure or otherwise) any Leased Property after the occurrence of an Event of Default, (iii) that the effective date of such mortgage, security deed or deed of trust shall be the effective date of this Lease, or the related Lease Supplement, if later, (iv) that the recording of this Lease or a Lease Supplement shall be deemed to be the recording of such mortgage, security deed or deed of trust, (v) that the obligations secured by such mortgage, security deed or deed of trust shall include the Funded Amounts and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from each Lessee hereunder and under the Operative Documents and (vi) that the related Lessee will be treated as the owner of the Leased Properties leased by such Lessee for tax purposes.

                                  ARTICLE XII.
                                EVENTS OF DEFAULT
                                -----------------

     The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) any Lessee shall fail to make any payment of Basic Rent and such failure shall continue for five (5) or more Business Days;

          (b) any Lessee shall fail to make any payment of Rent (other than Basic Rent and other than as set forth in clause (c)) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in clause (c)), and such failure shall continue for a period of ten (10) days;

          (c) any Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to Section 10.1, 10.2, 14.1 or 14.2, or any Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to
     Article XIV or a Construction Agency Event of Default has occurred and is continuing, or Concord fails to deposit cash collateral as and when required pursuant to Section 2.6 of the Master Agreement;

          (d)  any Lessee shall fail to maintain insurance as required by
     Article VIII hereof, and such failure shall continue until the earlier of
     (i) thirty (30) days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate;

          (e) any Obligor shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness in excess of $25,000,000 in the aggregate, in the case of Concord, or $10,000,000 in the aggregate, in the case of any other Obligor, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in excess of $25,000,000 in the aggregate, in the case of Concord, or $10,000,000 in the aggregate, in the case of any other Obligor for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (f) any Obligor shall cease to be Solvent, or shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Obligor or of any substantial part of the assets of any Obligor or shall commence any case or other proceeding relating to any Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the fore going, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Obligor and such Obligor shall indicate its approval thereof, consent thereto or acquiescence therein; or the filing of any case or other proceeding against any obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect and such case or proceeding is not discharged or dismissed within sixty (60) days of its commencement; a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Obligor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Obligor, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (g) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final unappealable judgment against any Obligor that, with other outstanding uninsured final unappealable judgments, undischarged, against the Obligors exceeds $25,000,000 in the aggregate;

          (h) if any of the Operative Documents shall be cancelled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Operative Documents shall be commenced by or on behalf of any Obligor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Operative Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (i) The occurrence of any of the following events: (i) any member of the ERISA Group fails to make full payment when due of all amounts which, under the provisions of any Plan or Section 412 of the Code, any member of the ERISA Group is required to pay as contributions thereto, except in cases in which a failure to make such payment is not reasonably likely to result, in any given instance or in the aggregate, in liability of any member of the ERISA Group in excess of $25,000,000, (ii) an accumulated funding deficiency in excess of $25,000,000 occurs or exists, whether or not waived, with respect to any Plan, (iii) a Termination Event or (iv) any member of the ERISA Group as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $25,000,000;

          (j) any representation or warranty by Concord or any other Obligor in any Operative Document or in any certificate or document delivered to Lessor, the Agent or any Lender pursuant to any Operative Document shall have been incorrect in any material respect when made;

          (k) any Obligor shall fail in any material respect to timely perform or observe any covenant or material agreement (not included in clause (a) through (j) of this Article XII) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of thirty (30) days (or 10 Business Days in the case of financial covenants) after such Obligor's or Concord's receipt of written notice thereof from Lessor, the Agent or any Lender or such Obligor or Concord shall have knowledge of such failure; or

          (l) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of thirty percent (30%) or more of the common stock or thirty percent (30%) or more of the voting power of Concord entitled to vote in the election of members of the board of directors of Concord or there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $50,000,000 any "change in control" (as defined in such indenture or other evidence of Indebtedness) obligating Concord to repurchase, redeem or repay all or any part of the Indebtedness provided for therein (any such event, a "Change in Control"), or any Obligor (other than Concord) ceases for any reason to be a wholly-owned Subsidiary of Concord, except for, in any case, the FDC Merger.

                                  ARTICLE XIII.
                                   ENFORCEMENT
                                   -----------

     Section 13.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of the Lessees to purchase the Leased Properties as set forth in Section 14.3):

          (a) Lessor may, by notice to Concord, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Concord, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Property shall be valid unless the same be made in writing and executed by Lessor;

          (b) Lessor may (i) demand that the Lessees, and the Lessees shall upon the written demand of Lessor, return the Leased Properties promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Properties were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of any Lessee for any costs and expenses incurred by such Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Properties, and to the extent and in the manner permitted by Applicable Law, enter upon any Leased Property and take immediate possession of (to the exclusion of the related Lessee) any Leased Property or any part thereof and expel or remove the related Lessee and any other person who may be occupying such Leased Property, by summary proceedings or otherwise, all without liability to any Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, the Lessees shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers' fees and the reasonable out-of-pocket costs of any alterations or repairs made by Lessor;

          (c) Lessor may (i) sell all or any part of any Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of any Lessee and without any duty to account to any Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by Applicable Law or clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event the related Lessee's obligation to pay Basic Rent for such Leased Property hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that the related Lessee pay to Lessor, and the related Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of
     (A) all Rent due and unpaid to and including such Payment Date and (B) the Lease Balance, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all out-of-pocket costs and expenses incurred by Lessor, the Agent or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 14.5(b)); plus (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

          (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce the Lessees' obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of any Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet such Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to the Lessees' obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by the Lessees hereunder, the Lessees shall pay any deficiency, as calculated by Lessor, to Lessor on the Payment Date for such Rent Period;

          (e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Article XIII, demand, by written notice to Concord specifying a date (the "Final Rent Payment Date") not earlier than 30 days after the date of such notice, that Lessees purchase, on the Final Rent Payment Date, all of the remaining Leased Properties in accordance with the provisions of Sections 14.2, 14.4 and 14.5; provided, however, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section 14.2 calling for such purchase to occur on the Lease Termination Date; and (2) Lessor's obligations under Section 14.5(a) shall be limited to delivery of a special (or limited) warranty deed and quit claim bill of sale of such Leased Properties, without recourse or warranty, but free and clear of Lessor Liens;

          (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

          (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, a Lessee pursuant to the terms of this Lease.

     Section 13.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of any Lessee or to be an acquiescence therein. Lessor's consent to any request made by any Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, each Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article XIII.

     Section 13.3 Purchase Upon an Event of Default. Upon the occurrence of an event described in paragraph (d), (j) or (k) of Article XII that relates to only one or more Leased Properties, if the related Lessee purchases the affected Leased Property or Leased Properties in accordance with Section 14.5 within five (5) Business Days of Concord's receipt of notice from the Agent requiring such purchase, such Event of Default shall be deemed to be cured. Upon the occurrence of an Event of Default, until such time as Lessor commences material preparations for the sale or re-lease of the Leased Properties, the Lessees may purchase all, but not less than all, of the Leased Properties for the Lease Balance, plus any amounts due pursuant to Section 7.5 of the Master Agreement. Such purchase shall be made in accordance with Section 14.5, upon not less than five (5) Business Days' written notice (which shall be irrevocable) to Lessor, which notice shall set forth the date of purchase (which shall be a date no later than 30 Business Days from the date of such notice).

     Section 13.4  Limitation on Liability. Notwithstanding the provisions of
Section 13.1, the Lessees' recourse liability to Lessor as a consequence of the occurrence of a Limited Event of Default shall be limited to the payment by the Lessees of the Limited Recourse Amount for all of the Leased Properties; provided, however if Concord agrees or acknowledges in writing that an Event of Default has occurred (including an acknowledgment that an event of default has occurred under any agreement evidencing Indebtedness or any replacement thereof), then the Lessor shall be entitled to exercise any of the remedies set forth in Section 13.1.

                                  ARTICLE XIV.
              SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL
              ----------------------------------------------------

     Section 14.1 Lessee's Option to Purchase. Subject to the terms, conditions and provisions set forth in this Article XIV, each Lessee shall have the option (a "Purchase Option"), to be exercised as set forth below, to purchase from Lessor, Lessor's interest in any or all of the Leased Properties. Such option must be exercised with respect to any Leased Property by written notice to Lessor not later than six months prior to the Lease Termination Date, which notice shall be irrevocable; such notice shall specify the Leased Property to be purchased, and the date that such purchase shall take place, which date shall be a date occurring not less than sixty (60) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing with respect to any Leased Property, then, subject to the provisions set forth in this Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to the related Lessee, by special or limited warranty deed and bill of sale, without recourse or warranty (other than as to the absence of Lessor Liens) and the related Lessee shall purchase from Lessor, Lessor's interest in the Leased Property or Leased Properties that are the subject of such Purchase Option.

     Section 14.2 Conveyance to Lessee. With respect to any Leased Property, unless (a) a Lessee shall have properly exercised the Purchase Option and purchased such Leased Property pursuant to Section 14.1 hereof, or (b) the related Lessee shall have properly exercised the Remarketing Option with respect to such Leased Property and shall have fulfilled all of the conditions of
Section 14.6 hereof with respect to such Leased Property, then, subject to the terms, conditions and provisions set forth in this Article XIV, the related Lessee shall purchase from Lessor, and Lessor shall convey to each Lessee, on the Lease Termination Date all of Lessor's interest in such Leased Property. Any Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase, or any purchase pursuant to
Section 14.1, (time being of the essence), the transferee to whom the conveyance shall be made (if other than to such Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause any Lessee to be released, fully or partially, from any of its obligations under this Lease.

     Section 14.3 Acceleration of Purchase Obligation. The Lessees shall be obligated to purchase Lessor's interest in the Leased Properties immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (f) of Article XII (subject to clause (ii) of the definition of Limited Event of Default), for the purchase price set forth in Section 14.4. Subject to Section 13.4, upon the occurrence and during the continuance of any other Event of Default, the Lessees shall be obligated to purchase Lessor's interest in the Leased Properties for the purchase price set forth in Section
14.4 upon notice of such obligation from Lessor.

     Section 14.4 Determination of Purchase Price. Upon the purchase by the Lessees of Lessor's interest in all of the Leased Properties upon the exercise of the Purchase Option or pursuant to Section 14.2 or 14.3, the aggregate purchase price for all of the Leased Properties shall be an amount equal to the Lease Balance as of the closing date for such purchase, including any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase. Upon the purchase by a Lessee of Lessor's interest in a Leased Property upon the exercise of a Purchase Option with respect to a particular Leased Property, the purchase price for such Leased Property shall be an amount equal to the Leased Property Balance for such Leased Property as of the closing date for such purchase, including any amount due pursuant to Section 7.5(f) of the Master Agreement as the result of such purchase.

     Section 14.5 Purchase Procedure. (a) If a Lessee shall purchase Lessor's interest in a Leased Property pursuant to any provision of this Lease, (i) such Lessee shall accept from Lessor and Lessor shall convey such Leased Property by a duly executed and acknowledged special (or limited) warranty deed and quit claim bill of sale of such a Leased Property in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in Leased Property hereunder, the related Lessee(s) shall pay to the order of the Agent (or Lessor if the Loans have been paid in full) the Lease Balance or Leased Property Balance, as applicable, including any amount due pursuant to Section 7.5 of the Master Agreement as a result of such purchase by wire transfer of immediately available funds, (iii) Lessor will execute and deliver to the related Lessee such other documents, including releases, affidavits, termination agreements and termination statements, as may be legally required or as may be reasonably requested by Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents, (iv) if such Leased Property is subject to a Ground Lease, Lessor will execute and deliver to the related Lessee an assignment or termination of such Ground Lease, as directed by such Lessee, in such form as may be reasonably requested by such Lessee, and such Lessee shall pay any amounts due with respect thereto under such Ground Lease and, if such Ground Lease is assigned, assume all obligations thereunder and (v) if such Leased Property is subject to IDB Documentation, Lessor will execute and deliver to the related Lessee, and the related Lessee shall accept, an assignment and assumption of such IDB Documentation to and by such related Lessee, in such form as may be reasonably requested by such Lessee, and such Lessee shall pay any amounts due with respect thereto under such IDB Documentation.

          (b) Each Lessee shall, at such Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and in connection therewith shall make such filings as required by Applicable Law, and Lessor shall cooperate with such Lessee upon such Lessee's request in connection therewith; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, the Lessees shall pay prior to transfer all reasonable out-of-pocket costs incurred by Lessor in connection therewith. Without limiting the foregoing, all costs incident to such conveyance, including, without limitation, each Lessee's attorneys' fees, Lessor's attorneys' fees, commissions, each Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall, as between Lessees on the one hand, and the Funding Parties on the other hand, be borne entirely by and paid by the Lessees.

          (c) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Properties to the Lessees, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Properties, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Properties prior to termination being payable by the Lessees hereunder and all due after such time being payable by the Lessees as the then owners of the Leased Properties.

     Section 14.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 14.6, the Lessees shall have the option to market any of the Leased Properties for Lessor (the "Remarketing Option").

     The Lessees' effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which, unless waived in writing by Lessor and the Lenders, shall render the Remarketing Option and the Lessees' exercise thereof null and void, in which event, each Lessee shall be obligated to perform its obligations under Section 14.2.

          (a) Not later than twelve months prior to the Lease Termination Date, Concord shall give to Lessor and the Agent written notice of the Lessees' exercise of the Remarketing Option, which notice shall specify the Leased Property or Leased Properties that will be remarketed.

          (b) Not later than ten (10) Business Days prior to the Lease Termination Date, each Lessee shall deliver to Lessor and the Agent an environmental assessment of each Leased Property leased by it and to be remarketed dated not earlier than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by the related Lessee and reasonably satisfactory to the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate no degradation in environmental conditions beyond those described in the related Environmental Audit for which corrective action is required by Applicable Law and shall not include a recommendation for further investigation to make such determination.

          (c) On the date of Concord's notice to Lessor and the Agent of the Lessees' exercise of the Remarketing Option, each of the Construction Conditions shall have been timely satisfied with respect to the Leased Property or Leased Properties being remarketed and no Event of Default or Potential Event of Default shall exist, and thereafter, no Event of Default or Potential Event of Default shall exist under this Lease.

          (d) Each Lessee shall have completed in all material respects all Alterations, restoration and rebuilding of the Leased Property or Leased Properties leased by it and to be remarketed pursuant to Sections 6.1, 6.2,
     10.3 and 10.4 (as the case may be) and shall have fulfilled in all material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor and the Agent receive Concord's notice of the Lessees' exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within such Lessee's control.

          (e) Upon request by the Agent, each Lessee shall promptly provide any maintenance records relating to each Leased Property leased by it and to be remarketed to Lessor, the Agent and any potential purchaser, and shall otherwise do all things necessary to deliver possession of such Leased Property to the potential purchaser at the appropriate closing date. Each Lessee shall allow Lessor, the Agent and any potential purchaser reasonable access during normal business hours to any Leased Property to be remarketed for the purpose of inspecting the same.

          (f) On the Lease Termination Date, each Lessee shall surrender the related Leased Property or Leased Properties leased by it and being remarketed in accordance with Section 14.8 hereof.

          (g) In connection with any such sale of the Leased Properties, each Lessee will provide to the purchaser all customary "seller's" indemnities requested by the potential purchaser (taking into account the location and nature of the related Leased Property or Leased Properties), representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the related Leased Property or Leased Properties. Each Lessee shall fulfill all of the requirements set forth in clause (b) of Section 14.5, and such requirements are incorporated herein by reference, provided that all costs incurred in connection therewith shall be paid from the proceeds of the sale of the Leased Property. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

          (h) The Lessees, jointly and severally, shall pay to the Agent on the Lease Termination Date (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount for the Leased Property or Leased Properties that were the subject of the Remarketing Option, plus all accrued and unpaid Basic Rent and Supplemental Rent, and all other amounts hereunder with respect to such Leased Property or Leased Properties which have accrued prior to or as of such date that are then unpaid, in the type of funds specified in Section 3.3 hereof.

If the Lessees have exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term, one or more of the Lessees shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Properties that will be remarketed and will attempt to obtain the highest purchase price therefor. Lessee promptly shall submit all bids to Lessor and the Agent and Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be a Lessee or any Subsidiary or Affiliate of a Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, the Net Selling Price, as reasonably estimated by the Agent is less than an amount equal to the difference between the aggregate Leased Property Balances for the Leased Properties that are the subject of the Remarketing Option at such time minus the Recourse Deficiency Amount for such remarketed Leased Properties, then Lessor or the Agent may, in its sole and absolute discretion, by notice to Concord, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 14.7 hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the related Leased Properties by such purchaser shall occur on the Lease Termination Date, contemporaneously with the Lessees' surrender of the related Leased Property or Leased Properties in accordance with Section 14.8 hereof. The Net Selling Price shall be paid directly to the Agent (or Lessor if the Funded Amounts have been fully paid) and shall be distributed pursuant to Section 6.6(a) of the Master Agreement. No Lessee shall have the right, power or authority to bind Lessor in connection with any proposed sale of the Leased Properties.

     Section 14.7 Rejection of Sale. Notwithstanding anything contained herein to the contrary, if Lessor or the Agent rejects the purchase offer for any remarketed Leased Property as provided in (and subject to the conditions set forth in) Section 14.6, or if no bids are obtained for any remarketed Leased Property after Lessees have fully complied with their obligations pursuant to
Section 14.6, then (a) the Lessees, jointly and severally, shall pay to the Agent the Recourse Deficiency Amount for such remarketed Leased Property pursuant to Section 14.6(h), and (b) Lessor shall retain title to such Leased Property.

     Section 14.8 Return of Leased Property. If Lessor retains title to any Leased Property pursuant to Section 14.7 hereof, then each Lessee shall, on the Lease Termination Date, and at its own expense, return possession of the Leased Properties leased by it to Lessor for retention by Lessor or, if the Lessees properly exercise the Remarketing Option and fulfill all of the conditions of
Section 14.6 hereof and neither Lessor nor the Agent rejects such purchase offer pursuant to Section 14.6, then each Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the remarketed Leased Properties leased by it to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion Date therefor in the case of new Construction, or the Funding Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Each Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of any Leased Property leased by such Lessee in order to facilitate the ownership and operation by such purchaser of such Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which such Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the related Lessee's maintenance of such Leased Property and all know-how, data and technical information relating thereto, providing a copy of the Plans and Specifications within the possession or control of such Lessee or Concord, or its agent, granting or assigning all licenses (to the extent assignable without third party consent) necessary for the operation and maintenance of such Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Each Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of such Lessee under this
Article XIV shall survive the expiration or termination of this Lease.

     Section 14.9 Renewal. Subject to the conditions set forth herein, Concord may, by written notice to Lessor and the Agent given not later than twelve months and not earlier than sixteen months, prior to the scheduled Lease Termination Date, request to renew this Lease for one period of five years, commencing on the date following such Lease Termination Date. No later than the date that is 90 days after receipt by Lessor and the Agent of such request, the Agent will notify Concord whether or not Lessor and the Lenders consent to such renewal request (which consent may be granted or denied in the Lessor's and each Lender's sole discretion and may be conditioned on such conditions precedent as may be specified by Lessor or such Lender). If the Agent fails to respond in such time frame, such failure shall be deemed to be a rejection of such request.

                                   ARTICLE XV.
                               LESSEE'S EQUIPMENT
                               ------------------

     After any repossession of any Leased Property by Lessor or the Agent (whether or not this Lease has been terminated), the related Lessee, at its expense and so long as such removal of such trade fixture, personal property or equipment shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within ninety (90) days after such Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of such Lessee's trade fixtures, personal property and equipment from such Leased Property (to the extent that the same can be readily removed from such Leased Property without causing material damage to such Leased Property); provided, however, that such Lessee shall not remove any Funded Equipment (or that constitutes a replacement of such property). Any of a Lessee's trade fixtures, personal property and equipment not so removed by such Lessee within such period shall be considered abandoned by such Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to any Lessee and without obligation to account therefor and the related Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to such Leased Property caused by such removal. Each Lessee will immediately repair at its expense all damage to such Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event such Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article XV, nor shall Lessor be responsible for any loss of or damage to any Lessee's personal property and equipment except to the extent due to Lessor's gross negligence or willful misconduct.

                                  ARTICLE XVI.
                           RIGHT TO PERFORM FOR LESSEE
                           ---------------------------

     If any Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreement (provided that, unless there is imminent danger of cancellation or termination of insurance or forfeiture or material damage to a Leased Property or Lessor's interest therein, Lessor shall give Concord five (5) Business Days' prior notice of its intent to so perform or comply), and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by the related Lessee to Lessor within thirty (30) days after written demand therefor.

                                 ARTICLE XVII.
                                 MISCELLANEOUS
                                 -------------

     Section 17.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for a Lessee to do so, such Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for a Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of such Leased Property that shall be required to be filed with any Governmental Authority.

     Section 17.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and the Lessees, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights granted hereunder to the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Each Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent and the Lenders pursuant to the Loan Agreement and related Operative Documents, and that all of Lessor's rights hereunder may be exercised by the Agent.

     Section 17.3 Quiet Enjoyment. Lessor covenants that it will not interfere in the related Lessee's or any of its permitted sublessees' quiet use and enjoyment of the Leased Properties in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet use and enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of the Lessees under this Lease.

     Section 17.4 Notices. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given as set forth in Section 8.2 of the Master Agreement. All such notices, offers, acceptances, rejections, consents, requests, demands or other communications shall be addressed as follows or to such other address as any of the parties hereto may designate by written notice:

     If to Lessor:               SunTrust Equity Funding, LLC
                                 c/o Atlantic Financial Group, Ltd.
                                 2808 Fairmount, Suite 250
                                 Dallas, Texas  75201
                                 Attn: Stephen Brookshire
                                 Facsimile: 214-871-2799

     If to Concord               Concord EFS, Inc.
     or any other Lessee:        1100 Carr Road
                                 Wilmington, Delaware 19809
                                 Attn: Mr. Edward T. Haslam and
                                       J. Richard Buchignani, Esq.
                                 Facsimile:  302-791-8764
                                         and 302-791-8762

     If to Agent:                SunTrust Bank
                                 6410 Poplar Avenue, Suite 320
                                 Memphis, Tennessee 38119
                                 Attn: Bryan Ford
                                 Facsimile: 901-766-7565

     with a copy to:             SunTrust Capital Markets, Inc.
                                 303 Peachtree Street, 24th Floor
                                 MC 3951
                                 Atlanta, Georgia 30308
                                 Attn: Peter Kantor
                                 Facsimile: 404-230-1344

     If to a Lender, to the address provided in the Master Agreement.

     Section 17.5 Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, each Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 17.6 Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and Concord in accordance with the provisions of

Section 8.4 of the Master Agreement. This Lease, together with the applicable Lease Supplement and the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

     Section 17.7 Construction. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

     Section 17.8 Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

     Section 17.9 Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 17.10 GOVERNING LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD OR MORTGAGE ESTATES HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED.

     Section 17.11 Discharge of Lessee's Obligations by its Subsidiaries or Affiliates. Lessor agrees that performance of any Lessee's obligations hereunder by one or more of such Lessee's Subsidiaries or Affiliates shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by such Lessee, but no such performance shall excuse any Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

     Section 17.12 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.12, it is expressly understood and agreed by and between each Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees, members, managers or agents, individually or personally, for any failure to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by each Lessee and by each and every Person now or hereafter claiming by, through or under any Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees, members, managers or agents, individually or personally, is concerned, each Lessee and any Person claiming by, through or under any Lessee shall look solely to the right, title and interest of Lessor in and to the Leased Properties and any proceeds from Lessor's sale or encumbrance thereof (provided, however, that no Lessee shall be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom (provided that Lessor shall be liable for actual damages resulting from its or any of its Affiliate's gross negligence, willful misconduct, misrepresentation and breach of its covenants set forth in Section 5.17 of the Master Agreement, except to the extent imputed to Lessor by virtue of any Lessee's action or failure to act).

     Section 17.13 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase any Leased Property or any part thereof or any Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by any Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the actual knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.

     Section 17.14 No Joint Venture. Any intention to create a joint venture, partnership or other fiduciary relationship between Lessor and any Lessee is hereby expressly disclaimed.

     Section 17.15 No Accord and Satisfaction. The acceptance by Lessor of any sums from any Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessees hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and any Lessee regarding sums due and payable by any Lessee hereunder, unless Lessor specifically deems it as such in writing.

     Section 17.16 No Merger. In no event shall the leasehold interests, estates or rights of any Lessee hereunder, or of the holder of any Notes secured by a security interest in this Lease, merge with any interests, estates or rights of Lessor in or to the Leased Properties, it being understood that such leasehold interests, estates and rights of each Lessee hereunder, and of the holder of any Notes secured by a security interest in this Lease, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Properties, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

     Section 17.17 Survival. The obligations of each Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of each Lessee pursuant to Articles III, X, XI, XIII, Sections 14.2, 14.3, 14.4, 14.5, 14.8, Articles XV, and XVI, and Sections 17.10 and 17.12 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, any Lessee, the Agent or any Indemnitee shall not affect such survival.

     Section 17.18 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the sole original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.

     Section 17.19 Time of Essence. Time is of the essence of this Lease.

     Section 17.20 Recordation of Lease. Each Lessee will, at its expense, cause each Lease Supplement, or a memorandum of lease in form and substance reasonably satisfactory to Lessor and such Lessee (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located. Lessor agrees to execute and deliver a memorandum of lease, provided the form and substance thereof is reasonably satisfactory to Lessor.

     Section 17.21 Investment of Security Funds. The parties hereto agree that any amounts not payable to a Lessee pursuant to any provision of Article VIII, X or XIV or this Section 17.21 shall be held by the Agent (or Lessor if the Loans have been fully paid) as security for the obligations of the Lessees under this Lease and the Master Agreement and of Lessor under the Loan Agreement. At such time as such amounts are payable to the Lessee, such amounts, net of any amounts previously applied to the Lessees' obligations hereunder or under the Master Agreement (which application is hereby agreed to by Lessee), shall be paid to the related Lessee. Any such amounts which are held by the Agent (or Lessor if the Loans have been fully paid) pending payment to a Lessee shall until paid to such Lessee, as provided hereunder or until applied against the Lessees' obligations herein and under the Master Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be, as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Agent or, if the Loans have been fully paid, Lessor) and at the expense and risk of the Lessees, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested. Lessee upon demand shall pay to the Agent or Lessor, as appropriate, the amount of any loss incurred in connection with all such investments and the liquidation thereof.

     Section 17.22 Ground Leases. Each Lessee will, at its expense, timely perform all of the obligations of Lessor, in its capacity as ground lessee, under each Ground Lease and, if requested by Lessor shall provide satisfactory evidence to Lessor of such performance.

     Section 17.23 Land and Building. If any Building and the Land on which such Building is located are subject to separate Lease Supplements, at any time that the related Lessee exercises an option to purchase such Building or such Land, or to renew this Lease with respect to such Building or such Land, or is obligated to purchase such Building or such Land as a result of an Event of Loss, an Event of Taking or an Event of Default, such purchase or renewal shall be made simultaneously with respect to all of such Building and such Land.

     Section 17.24 Joint and Several. Each obligation of each Lessee hereunder shall be a joint and several obligation of all of the Lessees.

     Section 17.25 Construction Land Interests. Notwithstanding any other provision of this Lease or any of the Operative Documents, with respect to each Construction Land Interest, to the extent the terms and conditions of the Construction Agency Agreement are inconsistent with the terms of this Lease, the Construction Agency Agreement shall control with respect to such Construction Land Interest and take priority over any other provision hereof or any of the Operative Documents from the date hereof until the earlier of the Completion Date for such Leased Property or the Construction Term Expiration Date.

     Section 17.26 IDB Documentation. If any Leased Property is subject to an IDB Lease, this Lease shall be deemed to be a sublease as to such Leased Property. Each Lessee of such a Leased Property hereby agrees to perform timely all of its obligations and all obligations of Lessor under all IDB Documentation related to such Leased Property.

                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.

Witnessed:                                 CONCORD EFS, INC.,
                                           as Lessee


By:   /s/  LINDA MOSES                     By:        /s/  E.T. HASLAM
   ------------------------                   ----------------------------------
         Linda Moses                                   Edward T. Haslam
                                                   Chief Financial Officer


By:   /s/  DEBRA KERR
   ------------------------
         Debra Kerr


                                       S-1                                 LEASE
                                                                       AGREEMENT

Witnessed:                                 SUNTRUST EQUITY FUNDING,LLC
                                           as Lessor


By:  /s/  ALLISON GODWIN                   By:       /s/  R. TODD SHUTLEY
   ------------------------                  -----------------------------------
        Allison Godwin                                 R. Todd Shutley
                                              Senior Vice President and Manager

By: /s/  MATTHEW HUNSUCKER
   ------------------------
      Matthew Hunsucker

                                      S-2                                  LEASE
                                                                       AGREEMENT

STATE OF__________________   )
                             )   ss.:
COUNTY OF_________________   )

     The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of ___________, this _____ day of _________, ____, by R. Todd Shutley, as Senior Vice President and Manager of SunTrust Equity Funding, LLC, on behalf of such limited liability company.

[Notarial Seal]                              ----------------------------------
                                                       Notary Public

My commission expires:
                      ---------------------

STATE OF _________________   )
                             )   ss.:
COUNTY OF ________________   )


     The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of ______________, this _____ day of __________, __________, by ___________, as _____________, of Concord EFS, Inc., a Delaware
corporation, on behalf of the corporation.

[Notarial Seal]                              ----------------------------------
                                                       Notary Public

My commission expires:
                      ---------------------

                                       N-1                                 LEASE
                                                                       AGREEMENT

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

                                           SUNTRUST BANK,
                                           as the Agent


                                           By:
                                              ----------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                      S-3                                  LEASE
                                                                       AGREEMENT

Recording requested by                                              EXHIBIT A TO
and when recorded mail to:                                             THE LEASE
                                                                       ---------
-----------------------------
-----------------------------
-----------------------------
-----------------------------


----------------------------------------

                 LEASE SUPPLEMENT NO. __ AND MEMORANDUM OF LEASE

     THIS LEASE SUPPLEMENT NO. __ (this "Lease Supplement") dated as of [    ],
between SUNTRUST EQUITY FUNDING, LLC, a Delaware limited liability company, as lessor (the "Lessor"), and [CONCORD EFS, INC., a Delaware corporation,] as lessee (the "Related Lessee").

     WHEREAS Lessor is the owner of the Land described on Schedule I hereto and wishes to lease the Land together with any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Lease to Lessee;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions; Interpretation. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Amended and Restated Master Lease Agreement, dated as of June 26, 2003 (as further amended and supplemented from time to time, the "Lease"), among the Lessees named therein and Lessor; and the rules of interpretation set forth in Appendix A to the Lease shall apply to this Lease Supplement.

     SECTION 2. The Properties. Attached hereto as Schedule I is the description of certain Land (the "Subject Property"). Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, such Land, together with any Building and other improvements thereon or which thereafter may be constructed thereon shall be subject to the terms and provisions of the Lease and Lessor hereby grants, conveys, transfers and assigns to the Related Lessee those interests, rights, titles, estates, powers and privileges provided for in the Lease with respect to the Subject Property.

     SECTION 3. Amendments to Lease with Respect to Subject Property. Effective upon the execution and delivery of this Lease Supplement by Lessor and the Related Lessee, the following terms and provisions shall apply to the Lease with respect to the Subject Property:

                    [Insert Applicable Sections per Local Law as contemplated by the Master Agreement]

     SECTION 4. Ratification; Incorporation. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. The terms of the Lease (as amended by this Lease Supplement) are by this reference incorporated herein and made a part hereof.

     SECTION 5. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

     SECTION 6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD AND MORTGAGE ESTATES HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATES ARE LOCATED.

     SECTION 7. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

Witnessed:                                   SUNTRUST EQUITY FUNDING, LLC,
                                             as Lessor


By:
   -----------------------------             By:
   Name:                                        --------------------------------
                                                Name:
                                                Title:
By:
   -----------------------------
   Name:


Witnessed:                                   CONCORD EFS, INC.,
                                             as Related Lessee


By:                                          By:
   -----------------------------                --------------------------------
   Name:                                        Name:
                                                Title:
By:
   -----------------------------
   Name:

STATE OF____________________   )
                               )   ss.:
COUNTY OF __________________   )


     The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of ___________, this _____ day of _________, ____, by ________________, as ______________________ of SunTrust Equity Funding, LLC,
on behalf of such limited liability company.


[Notarial Seal]
                                             -----------------------------------
                                                         Notary Public


My commission expires:
                      ----------------------


STATE OF____________________   )
                               )   ss.:
COUNTY OF __________________   )


     The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of ______________, this _____ day of __________, __________, by ___________, as _____________, of [Concord EFS, Inc., a Delaware]
corporation, on behalf of the corporation.


[Notarial Seal]
                                             -----------------------------------
                                                         Notary Public


My commission expires:
                      ----------------------

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of the date hereof.

                                             SUNTRUST BANK,
                                             as the Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   APPENDIX A
                                       to
                            Master Agreement, Lease,
                Loan Agreement and Construction Agency Agreement
                ------------------------------------------------

                         DEFINITIONS AND INTERPRETATION

     A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

          (i)    the singular number includes the plural number and vice versa;

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

          (iii)  reference to any gender includes each other gender;

          (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Applicable Law or Requirement of Law means such Applicable Law or Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law or Requirement of Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section, paragraph or other provision of such Operative Document;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (ix)   "or" is not exclusive; and

          (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, all terms of an accounting character used in the Operative Documents shall be interpreted, all accounting determinations under the Operative Documents shall be made, and all financial statements required to be delivered under the Master Agreement shall be prepared, in accordance with GAAP.

     C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

     D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

     "A Allocated Amount" means the Lessor's Pro Rata Share of the A Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "A Loan" means with respect to any Lender, such Lender's Pro Rata Share of the A Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "A Note" is defined in Section 2.2 of the Loan Agreement.

     "A Percentage" means 83.5%.

     "Acquisition Related Special Charges" for any fiscal quarter means charges to income related specifically to acquisitions by Concord and its Subsidiaries accounted for during such fiscal quarter, it being understood that Acquisition Related Special Charges shall not include write-downs of goodwill, other charges related to future performance and costs and accruals for restructuring or accrual charges of Concord or any restructuring or accrual charges of Concord or any of its Subsidiaries for its operations that are not specifically related to such acquisition.

     "Acquisition Related Special Gains" for any fiscal quarter means gains arising from any write-up of assets resulting from acquisitions, earnings of any Person acquired realized by such Person prior to the acquisition and any gain resulting from extraordinary or non-recurring items resulting from acquisitions, in each case realized by Concord or any of its Subsidiaries during such fiscal quarter.

     "Addition Agreement" means an addition agreement, substantially in the form of Exhibit K to the Master Agreement.

     "Address" means with respect to any Person, its address set forth in
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

     "Adjusted LIBO Rate" means, with respect to each Rent Period for a LIBOR Advance, the rate obtained by dividing (A) LIBOR for such Rent Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

     "Adjusted Net Income" for any fiscal quarter means the Consolidated Net Income (or Deficit) for such fiscal quarter adjusted to eliminate any and all Acquisition Related Special Charges and Acquisition Related Special Gains for such fiscal quarter.

     "Advance" means a LIBOR Advance or a Base Rate Advance.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

     "AFG" means Atlantic Financial Group, Ltd., a Texas limited partnership.

     "AFG Transferee" is defined in paragraph 2 of the Preliminary Statements of the Master Agreement.

     "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either a Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or such Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

     "Agent" means SunTrust Bank, a Georgia banking corporation, in its capacity as agent under the Master Agreement and the Loan Agreement.

     "Agent's Fee Letter" means the Amended and Restated Agent's Fee Letter, dated as of June 26, 2003, between the Agent and Concord.

     "Allocated Amount" means the sum of the A Allocated Amount and the B Allocated Amount.

     "Alterations" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

     "Applicable Law" means all applicable laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

     "Applicable Margin" means (i) 0 for Base Rate Advances and (ii) for LIBOR Advances, (A) 0.50%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is less than 15%, (B) 0.75%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 15%, but less than 25%, (C) 1.00%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 25%.

     "Appraisal" is defined in Section 3.1 of the Master Agreement.

     "Appraiser" means an MAI appraiser reasonably satisfactory to the Agent.

     "Architect" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

     "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the Construction Agent (or a Lessee) and the related Architect.

     "Assignment and Assumption" means an assignment and assumption agreement, substantially in the form of Exhibit F to the Master Agreement.

     "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

     "Authority" means a development or similar authority of any state, county or municipality that is an issuer of Bonds.

     "Award" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

     "B Allocated Amount" means the Lessor's Pro Rata Share of the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "B Loan" means, with respect to any Lender, such Lender's Pro Rata Share of the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

     "B Note" is defined in Section 2.2 of the Loan Agreement.

     "B Percentage" means 11.0%.

     "Banking Agency" means any Governmental Authority charged with the regulation of financial institutions.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

     "Base Rate" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. The Base Rate is determined daily.

     "Base Rate Advance" means that portion of the Funded Amount bearing interest at the Base Rate.

     "Base Term" means, with respect to any Leased Property, (a) the period commencing on the related Closing Date and ending on January 12, 2010 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

     "Basic Rent" means the rent payable pursuant to Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Board" means the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

     "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

     "Bonds" means industrial revenue or development bonds issued by a state, county or municipal authority in connection with any Leased Property.

     "Building" means, with respect to any Leased Property, the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached to the Building, equipment, if any, financed by the Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures and Lessee Equipment).

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

     "Capitalized Leases" means leases under which any Obligor is the lessee or obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     "Cash Collateral Account" is defined in Section 2.6 of the Master
Agreement.

     "Cash Collateral Trustee" is defined in Section 2.6 of the Master
Agreement.

     "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

     "CCS" means Concord Corporate Services, Inc. (formerly known as Electronic Payment Services, Inc.), a Delaware corporation.

     "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

     "Closing Date" means with respect to each parcel of Land, the date on which
(i) such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease and (ii) the initial Funding occurs with respect to such Land under the Master Agreement. The Closing Date with respect to any Leased Property (i) originally subject to the 1998 Lease will be the date on which the initial funding with respect to such Leased Property occurred under the 1998 Master Agreement, (ii) originally subject to the 2000 Lease will be the date on which the initial funding with respect to such Leased Property occurred under the 2000 Master Agreement and (iii) originally subject to the 2002 Lease will be the date on which the initial funding with respect to such Leased Property occurred under the 2002 Master Agreement.

     "Code" or "Tax Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property (in the case of the Lessor), or to make Loans to the Lessor (in the case of the Lenders), in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

     "Commitment Fee" is defined in Section 2.2(h) of the Master Agreement.

     "Commitment Fee Percentage" means (i) 0.10%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is less than 15%, (ii) 0.15%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 15%, but less than 25%, and (iii) 0.20%, if the Funded Debt to Tangible Capitalization Ratio for the most recently ended fiscal quarter is equal to or greater than 25%.

     "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

     "Completion Date" with respect to any Leased Property means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

     "Concord" means Concord EFS, Inc., a Delaware corporation.

     "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

     "Consolidated or consolidated" means, with reference to any term defined herein, shall mean that term as applied to the accounts of Concord and its Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated EBITR" means with respect to any fiscal period, the result (determined with respect to the same period and without duplication) of the following: (a) Consolidated Net Income (or Deficit); plus (b) all taxes included as an expense of Concord and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (c) interest included as an expense of Concord and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (d) all Rents included as an expense of Concord and its Subsidiaries in the determination of Consolidated Net Income (or Deficit).

     "Consolidated Net Income (or Deficit)" means with respect to any fiscal period, the consolidated net income (or deficit) of Concord and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, at any date the sum of capital surplus, earned surplus and capital stock, minus deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and development expenses), intangibles and treasury stock of Concord and its consolidated Subsidiaries, all determined as of such date in accordance with GAAP.

     "Construction" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

     "Construction Agency Agreement" means the Amended and Restated Construction Agency Agreement, dated as of June 26, 2003, between Concord and the Lessor, and shall include the Original Construction Agency Agreement for the period that it was in effect.

     "Construction Agency Event of Default" is defined in Section 5.1 of the Construction Agency Agreement.

     "Construction Agent" means Concord in its capacity as construction agent pursuant to the Construction Agency Agreement.

     "Construction Budget" is defined in Section 2.4 of the Construction Agency Agreement.

     "Construction Commencement Date" is defined in Section 2.3 of the Construction Agency Agreement.

     "Construction Conditions" means the conditions set forth in Section 3.5 of the Master Agreement.

     "Construction Contract" means, with respect to any Leased Property, that certain construction contract, if any, between a Lessee or the Construction Agent and a General

Contractor for the Construction of the related Building, provided that such contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit C to the Master Agreement.

     "Construction Costs" with respect to any Leased Property means the acquisition cost of the related Land, all costs related to any ground lease of the related Land, all costs incurred in connection with the design, development and construction of the Building on the related Land, as well as the costs of excavating, grading, landscaping and other work undertaken to prepare the Land for construction of a Building, the purchase price of all Funded Equipment related to such Leased Property and all other fees, costs and expenses incurred in connection with the acquisition, ground leasing, development and construction of such Leased Property, including all interest on the Loans and Yield on the Lessor's Invested Amount related to such Leased Property accrued during the Construction Term therefor, planning, engineering, development, architects', consultants', brokers', attorneys' and accountants' fees, appraisal costs, survey costs, insurance costs, transaction costs, demolition costs, permitting costs, costs for title insurance and other soft costs related to such Leased Property; provided, however, the foregoing shall exclude any Force Majeure Losses related to such Leased Property.

     "Construction Failure Payment" means, with respect to any Leased Property and as of any date of calculation, an amount equal to (i) 100% of the related Land Acquisition Cost, plus (ii) 89.9% of an amount equal to the costs of acquiring any Building located on the related Land as of the Closing Date therefor, plus the Construction Costs (exclusive of Land Acquisition Cost) that are capitalizable in accordance with GAAP as construction costs incurred as of such date of calculation or incurred by the Agent or any of the Funding Parties after the occurrence of a Construction Agency Event of Default.

     "Construction Force Majeure Declaration" is defined in Section 3.4 of the Construction Agency Agreement.

     "Construction Force Majeure Event" means, with respect to any Leased
Property:

     (a)  an act of God arising after the related Closing Date, or

     (b) any change in any Applicable Law arising after such Closing Date and relating to the use of the Land or the construction of a Building on the Land, or

     (c) strikes, lockouts, labor troubles, unavailability of materials, riots, insurrections or other causes beyond a Lessee's control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

     "Construction Land Interest" means each parcel of Land, including any Building or portion thereof thereon, for which the Completion Date has not yet occurred.

     "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

     "Construction Term Expiration Date" means, with respect to any Leased Property, the earliest of the following:

     (a)  the related Completion Date,

     (b) the date on which the aggregate Funded Amounts equal the Commitments, and

     (c)  the related Scheduled Construction Termination Date.

     "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

     "Covered Administrative Action" means any adverse administrative action against or involving EPS or any Subsidiary with respect to their respective business, operations or condition, including without limitation any (i) commitment letter, memorandum of understanding, notice of undercapitalized status or other requirement to submit a capital restoration plan or other similar arrangement related to the capital adequacy of EPS or any Subsidiary,
(ii) supervisory agreement or other similar arrangement, (iii) notice of charges, (iv) temporary order suspending deposit insurance, (v) notice of intent to revoke deposit insurance, (vi) cease and desist order, (vii) order to suspend or remove any institution-affiliated party (as defined in 12 U.S.C. Section 1813(u)), (viii) notice of assessment of civil money penalties (including against any institution-affiliated party (as so defined)), (ix) directive, order, plan or material proposal relating to capital requirements, (x) proposed or final directive to take prompt regulatory action, notice of intention to reclassify, or order to dismiss a director or officer, (xi) proposal to require, or order requiring, divestiture or liquidation of any Subsidiary pursuant to 12 U.S.C. Section 1831o(f)(2)(I), (xii) proposed or final order restricting the ability of EPS to make a capital distribution or (xiii) similar administrative notice or action.

     "Deed" means, with respect to any Land, a deed in the form customary in the applicable jurisdiction, dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

     "Default" means any Event of Default or Potential Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Distribution" means, with respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock, other than (a) dividends payable solely in shares of common stock of such Person and (b) the payment of cash in lieu of the distribution of fractional shares in the event of any stock dividend or stock split; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly by such Person through a Subsidiary of such Person or otherwise, unless such capital stock shall be redeemed or reacquired through the exchange of such stock with stock of the same class, and except for the redemption, repurchase, or acquisition of stock of any Subsidiary by Concord; the return of capital by such Person to its shareholders as such; or any other distribution (whether of such or other property) on or in respect of any shares of any class of capital stock of such Person.

     "Dollars" and the sign "$" means lawful money of the United States of America.

     "Effective Date" means the effective date of the merger of the AFG Transferee into the Lessor, which date will not be later than June 30, 2003.

     "Eligible Assignee" means a Person that at the time of any assignment is
(a) a commercial bank organized under the laws of the United States or any state thereof or under the laws of a country which is a member of the Organization for Economic Cooperation and Development, having combined capital and surplus in excess of $500,000,000 or (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000.

     "Engineer" means, with respect to any Leased Property, the engineer engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

     "Engineer's Agreement" means, with respect to any Leased Property, the engineering services agreement, if any, between the Construction Agent, in its capacity as agent for Lessor, and the related Engineer.

     "Environment" shall have the meaning set forth in 42 U.S.C. Section9601(8) as defined on the date of the Master Agreement, and "Environmental" shall mean pertaining or relating to the Environment.

     "Environmental Audit" means, with respect to each parcel of Land, a Phase I Environmental Assessment, dated no more than 90 days prior to the related Closing Date, by an environmental services firm satisfactory to the Funding Parties and Concord.

     "Environmental Laws" means and includes the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste

Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

     "EPS" means Concord Corporate Services, Inc.(formerly known as Electronic Payment Services, Inc.), a Delaware corporation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute, and the regulations promulgated and rulings issued thereunder.

     "ERISA Group" means Concord, any Subsidiary and all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with Concord and any Subsidiary, are treated as a single employer with Concord under Section 414 of the Code.

     "ERISA Reportable Event" means a reportable event (other than a reportable event described in Subsections 4043(b)(2)-(4) and 4043(b)(6)-(9), which do not require a thirty (30) day notice to the PBGC) with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

     "Event of Loss" is defined in Section 10.1 of the Lease.

     "Event of Taking" is defined in Section 10.2 of the Lease.

     "Executive Officer" means with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

     "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the related Lessee and reasonably acceptable to the Lessor and the Agent (unless an Event of Default has occurred and is continuing, in which case the appraiser shall be chosen by the Agent), that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or any Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made; it being understood that if such fair market sales value is being determined for purposes of the Construction Agency Agreement, such value shall be determined for the related Leased Property in its then state of completion, but assuming that all construction had been done in accordance with the standards required pursuant to the Construction Agency Agreement).

     "Fair Value" of any Leased Property means the sum of (i) the Land Acquisition Cost for such Leased Property, plus (ii) the cost of acquiring any Building located on the related Land on the Closing Date for such Leased Property and all Construction Costs for such Leased Property that are capitalizable as construction costs in accordance with GAAP.

     "FDC Merger" means the merger of Concord with a wholly owned subsidiary of First Data Corporation, with Concord surviving the merger and becoming a wholly owned subsidiary of First Data Corporation, substantially as set forth in the filings with respect thereto that have been made with the SEC prior to the Effective Date.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Final Rent Payment Date" with respect to any Leased Property is defined in
Section 13.1(e) of the Lease.

     "Fixed Charges" means for any fiscal period, the sum of (i) the expenses of Concord and its Subsidiaries for such period for interest payable with respect to Indebtedness (including, without limitation, imputed interest on Capitalized Leases) and all fees paid on account of or with respect thereto, plus (ii) regularly scheduled principal payments made or required to be made on account of Indebtedness (including, without limitation, Capitalized Leases) for such period, plus (iii) Rents paid during such period, in each case determined in accordance with GAAP.

     "Force Majeure Losses" means, with respect to any Leased Property and as of any date of calculation, the loss incurred by the Lessor in connection with a Construction Force Majeure Event with respect to which a Construction Force Majeure Declaration has been made, measured by the sum of (i) the lower of (A) the insurance proceeds paid with respect thereto plus the related deductible amount and (B) the reduction in Fair Market Sales Value of the Leased

Property as a result of the Construction Force Majeure Event as set forth in an Appraisal, plus (ii) other direct costs incurred by the Lessor that the Lessor has consented to in accordance with Section 3.4 of the Construction Agency Agreement in connection with such Construction Force Majeure Event to the extent such costs are not covered by insurance; provided that insurance proceeds shall be used in such calculation only to the extent the event giving rise to the loss can be remediated for an amount equal to the resulting insurance proceeds plus the deductible; provided, further, that it is expressly understood and agreed that Force Majeure Losses shall not include the costs of repairing damage occasioned not as a result of the Construction Force Majeure Event, but as a result of the Construction Agent's failure to take all reasonable steps to minimize the damages caused by such Construction Force Majeure Event.

     "Funded Amount" means, as to the Lessor, the Lessor's Invested Amount (excluding Yield thereon to the extent not capitalized pursuant to Section 2.3(c) of the Master Agreement), and, as to each Lender, the outstanding principal amount of such Lender's Loans.

     "Funded Debt" means at any time, an amount equal to the sum of the then outstanding balances of (a) Capitalized Leases, plus (b) other Indebtedness for borrowed money or other extensions of credit excluding the Net Investment Debt Amount.

     "Funded Debt to Tangible Capitalization Ratio" as of the last day of any fiscal quarter means the ratio, referenced as a percentage, of (i) the Funded Debt of Concord and its Subsidiaries, on a Consolidated basis, as of such day to
(ii) the sum of (A) the amount in clause (i), plus (B) the Consolidated Tangible Net Worth as of such day.

     "Funded Equipment" means equipment, furnishings and other personal property that is located at or in a Leased Property and that has been financed or purchased with the proceeds of Fundings.

     "Funding" means any funding by the Funding Parties pursuant to Section 2.2 of the Master Agreement.

     "Funding Date" means each Closing Date and each other date on which a Funding occurs under Section 2 of the Master Agreement.

     "Funding Parties" means the Lessor, the participant(s) to which the Lessor sells a participation interest in the Transaction so long as such participant(s) is an Affiliate of SunTrust Banks, Inc. and the Lenders, collectively.

     "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

     "Funding Request" is defined in Section 2.2 of the Master Agreement.

     "Funding Termination Date" means the earlier of (i) July 12, 2004 and (ii) the termination of the Commitments pursuant to Section 5.2 of the Loan Agreement.

     "Future Value" means, with respect to any component of the Limited Recourse Value Percentage, the accreted value of such component as of the end of the Basic Term or the date of calculation, respectively, that is giving effect to the time value of money using the Implicit Rate.

     "GAAP" means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of Concord adopting the same principles; provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles impertinent, be in a position to deliver an unqualified opinion (other than qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

     "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Ground Lease" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

     "Ground Lessor" means, as to any Land, the ground lessor of such Land.

     "Guarantor" means Concord EFS, Inc., a Delaware corporation.

     "Guaranty Agreement" means the Amended and Restated Guaranty Agreement, dated as of June 26, 2003, issued by Concord.

     "Hazardous Material" or "Hazardous Substance" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

     "IDB Documentation" means the Bonds, each IDB Lease and all other agreements, documents, contracts and instruments entered into in connection with any Bonds or IDB Property.

     "IDB Lease" means a lease between the Lessor and an Authority with respect to a Leased Property.

     "IDB Property" means each Leased Property that is the subject of Bonds.

     "Implicit Rate" means 1.617% per annum.

     "Indebtedness" means all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the consolidated balance sheet of Concord and its Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of Concord and its Subsidiaries, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements(other than endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection), indemnities owed to third parties and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to Derivative Obligations, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; (e) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of Concord and its Subsidiaries; and (f) all redeemable preferred stock of Concord or its Subsidiaries valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

     "Indemnitee" means SunTrust Bank, in its individual capacity and in its capacity as Agent, and each Funding Party, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee be an Indemnitee; provided, further that with respect to any indemnification arising with respect to any Leased Property during the Construction Period for such Leased Property, the Indemnitee as it relates to such Leased Property shall only be the Lessor (except as provided in Section 7.2 of the Master Agreement).

     "Initial Closing Date" means the Closing Date for the first Leased Property acquired by the Lessor pursuant to the 2002 Master Agreement.

     "Joinder Agreement" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of Concord shall become a Lessee.

     "Land" means the land described in the related Lease Supplement.

     "Land Acquisition Costs" with respect to any Leased Property means the Funded Amounts advanced for the purpose of acquiring the related Land, including any earnest money deposits and all other amounts payable under the related Purchase Agreement, together with all interest and transaction expenses allocated to Land Acquisition Costs and capitalizable as land acquisition costs in accordance with GAAP.

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority, or of any court or similar entity established by any thereof.

     "Lease" means the Amended and Restated Master Lease Agreement, dated as of June 26, 2003 together with each Lease Supplement thereto, among the Lessees and the Lessor, and includes the Original Lease Agreements for the period that they were in effect.

     "Lease Balance" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, all other amounts owing to the Funding Parties by the Lessees under the Operative Documents.

     "Lease Supplement" means a supplement to the Lease substantially in the form of Exhibit A thereto.

     "Lease Term" means (a) the Base Term, as it may be renewed pursuant to
Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

     "Lease Termination Date" means the last day of the Lease Term.

     "Leased Property" means Land and the related Building(s), including the related Funded Equipment. For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement and the Buildings and Funded Equipment related thereto, unless the context provides otherwise. "Leased Property" shall not include any inventory of any Lessee or any Lessee Equipment. As used in this definition, "related" means such amounts arising with respect to such Leased Property.

     "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor Invested Amount, all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Lessee under the Operative Documents with respect to such Leased Property. As used in this definition, "related" means such amounts arising with respect to such Leased Property.

     "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period.

     "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as lenders to the Lessor.

     "Lending Office" for each Lender means the office such Lender designates in writing from time to time to Concord and the Agent.

     "Lessee" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is party to the Lease Supplement for such Leased Property.

     "Lessee Equipment" means equipment and other personalty not financed or purchased with the proceeds of Fundings.

     "Lessor" is defined in the preamble to the Master Agreement.

     "Lessor Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts pursuant to Section 2.3(a) of the Master Agreement during such Rent Period.

     "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor or any of its Affiliates unrelated to the Transaction or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor or any of its Affiliates, except any Tax for which a Lessee or Concord is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

     "Lessor Rate" is defined in the Lessor Yield Letter.

     "Lessor Yield Letter" means the letter agreement, dated as of June 26, 2003, between Concord and the Lessor.

     "Lessor's Allocated Commitment" means, at any time, the amount set forth for the Allocated Amount on Schedule 2.2 to the Master Agreement.

     "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to
Section 2.3(c) of the Master Agreement.

     "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period and in an amount comparable to such Advances, appearing on the Telerate Screen Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Rent Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Rent Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Screen for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Concord and the Funding Parties; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

     "LIBOR Advance" means that portion of the Funded Amount bearing interest at a rate based on the Adjusted LIBO Rate.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of indebtedness, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.

     "Limited Event of Default" means an Event of Default under (i) paragraph
(e), (j) or (k) of Article XII of the Lease, solely if the breach of the related covenant, representation or warranty was based on a subjective interpretation of the term "diligently," "reasonable," "reasonably," "practical," "necessary," "adequate," "usually," "desirable," "reasonably likely," "material," "materially," "Material Adverse Effect," "materially adversely affect," "material adverse change," "materially and adversely affects," "material adverse effect," "adverse," "adversely," "substantial," or "substantially", or any Event of Default based solely on the subjective interpretation of any term (1) that gives rise to a cross default under paragraph (e) of Article XII or (2) in any covenant, representation or Event of Default added to the Operative Documents pursuant to the terms of Section 5.6 of the Master Agreement; provided, however, if the Event of Default, covenant or representation or warranty relates to the use of the Leased Property, then such Event of Default, covenant or representation or warranty will not be deemed a Limited Event of Default, (ii) paragraph (f) of Article XII of the Lease solely if such breach is based on a subjective interpretation of "Solvent" or (iii) paragraph (l) of Article XII of the Lease unless such Change in Control is consented to by Concord.

     "Limited Recourse Amount" means, as of any date of determination, an amount equal to: the Future Value of: (i) 89.9% of the aggregate Fair Value of all of the Leased Properties minus (ii) the present value, as of the Initial Closing Date, of any minimum lease payments required to be made as of the Initial Closing Date and up to the date of determination that were included in Concord's 90% test as described in paragraph 7(d) of FASB, Accounting for Leases, using a discount rate equal to the Implicit Rate.

     "Loan" shall have the meaning specified in Section 2.1 of the Loan
Agreement.

     "Loan Agreement" means the Amended and Restated Loan Agreement, dated as of June 26, 2003, among the Lessor, the Agent and the Lenders.

     "Loan Documents" means the Loan Agreement, the Notes, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

     "Loan Event of Default" means any of the events specified in Section 5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

     "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

     "Loss Proceeds" is defined in Section 10.6 of the Lease.

     "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "Margin Stock" means "margin stock" as defined in Regulation T, U or X.

     "Master Agreement" means the Amended and Restated Master Agreement, dated as of June 26, 2003, among the Guarantor, the Lessees, the Subsidiary Guarantors, the Lessor, the Agent and the Lenders, and includes the Original Agreements for the period that they were in effect.

     "Material Adverse Effect" means with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (i) a materially adverse effect on the ability of Guarantor or any other Obligor to perform its obligations under any Operative Document, (ii) a materially adverse effect on the financial condition, operations, business, prospects or assets of Concord and its Subsidiaries, taken as a whole, (iii) a materially adverse effect on the value or useful life of any Leased Property, or the legality, validity or enforceability of any of the Operative Documents or (iv) a materially adverse effect on the status, perfection or priority of the Agent's or any Funding Party's interest in any Leased Property.

     "Material Contract" means (a) any contract or other agreement written or oral, of Concord or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $15,000,000 per year, or (b) any other contract or agreement, written or oral, of Concord or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Monthly Payment Date" means the last Business Day of each calendar month.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, in the form of Exhibit D attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

     "Multiemployer Plan" means any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by Concord or any member of the ERISA Group.

     "Net Invested Amount" means the portion of the Lessor's Invested Amount allocated by the Lessor to the Net Invested Amount, provided that the Net Invested Amount shall in no event be (i) less than 5.5% of the aggregate Funded Amounts or (ii) greater than $5,362,500.

     "Net Investment Debt Amount" on any date means an amount equal to the lesser of (i) the principal of the Indebtedness of EFS National Bank (or any successor thereto, so long as such entity is a Subsidiary of Concord) or any Subsidiary of EFS National Bank incurred for the purpose of investing in U.S. treasury notes and other U.S. governmental agencies, quasi-governmental agencies and government sponsored agencies or instrumentalities, such as obligations of the Federal Home Loan Mortgage Corp., Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, so long as such obligations are backed by the full faith and credit of the U.S. government, and (ii) the fair market value as of such date of the investments purchased or maintained with the proceeds of such Indebtedness, provided that in no event shall the Net Investment Debt Amount exceed the amount set forth opposite the appropriate year:

        Year              Amount
   ---------------    --------------
        2002          $  100,000,000

        2003          $  150,000,000

        2004          $  200,000,000

    2005 and each     $  250,000,000
   year thereafter

     "Net Selling Price" for any Leased Property means the selling price therefor, net of all related taxes, attorneys' fees, escrow costs, recording fees, transfer fees, title insurance costs, costs of surveys and environmental reports, brokers' fees, advertising costs, carrying costs incurred by the Agent or any Funding Party (including, without limitation, amounts expended by the Agent or any Funding Party to insure, protect, maintain or operate such Leased Property) and all other expenses and prorations associated with such sale.

     "Notes" means the A Note and the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

     "Obligations" means all indebtedness (whether principal, interest, fees or otherwise), obligations and liabilities of the Guarantor and each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of the Guarantor and each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by the Guarantor or any Lessee and the Funding Parties under the Operative Documents.

     "Obligors" means the Guarantor, the Subsidiary Guarantors, the Construction Agent and the Lessees, collectively.

     "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President or the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary of such Person.

     "Operative Documents" means the Master Agreement, the Purchase Agreements, the Deeds, the Lease, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Guaranty Agreement, the Swap Documents, the Subsidiary Guaranty, the Assignments of Lease and Rents, the Mortgages, the Ground Leases, the Construction Agency Agreement, the Joinder Agreements, Lessor Yield Letter and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

     "Original 1998 Lease" means the Lease Agreement, dated as of May 22, 1998, between Electronic Payment Services, Inc. and the Lessor.

     "Original 1998 Master Agreement" is defined in the Preliminary Statements of the Master Agreement.

     "Original 2000 Lease" means the Master Lease Agreement, dated as of November 15, 2000, among Electronic Payment Services, Inc., the other Subsidiaries of Concord party thereto and the Lessor.

     "Original 2000 Master Agreement" is defined in the Preliminary Statements of the Master Agreement.

     "Original 2002 Lease" is defined in the Preliminary Statements of the Lease.

     "Original 2002 Master Agreement" is defined in the Preliminary Statements of the Master Agreement.

     "Original Agreements" is defined in paragraph 1 of the Preliminary Statements of the Master Agreement.

     "Original Construction Agency Agreement" means the Construction Agency Agreement, dated as of July 12, 2002, between Concord and AFG, without giving effect to any amendment thereto.

     "Original Guaranties" is defined in the Background of the Guaranty.

     "Original Lease Agreements" is defined in paragraph A of the Preliminary Statements of the Lease.

     "Original Operative Documents" means the agreements that were "Operative Documents" under any Original Agreement, collectively.

     "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to (i) in the case of each LIBOR Advance, 2.0% in excess of the rate then applicable to such LIBOR Advance until the end of the applicable Rent Period and thereafter 2.0% above the Base Rate in effect from time to time, (ii) in the case of Base Rate Advances, 2% above the Base Rate in effect from time to time and (iii) in the case of Yield, 2% above the Lessor Rate.

     "Payment Date" means the last day of each Rent Period (and if such Rent Period is longer than three months, the day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day.

     "Payment Date Notice" is defined in Section 2.3(d) of the Master Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

     "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;
(b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by Standard and Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in clauses (a) through
(d) of this definition; and (f) money market funds acceptable to the Required Lenders.

     "Permitted Lease Balance" with respect to any Leased Property means (i) the Leased Property Balance therefor, minus (ii) the Force Majeure Losses, if any, related to such Leased Property.

     "Permitted Liens" means the following with respect to any Leased Property:
(a) the respective rights and interest of the related Lessee, the Lessor, the Agent and any Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings,
(c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings or such Liens are bonded over, (d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of such Leased Property, (f) other Liens incidental to the conduct of the related Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Leased Property or materially impair the use thereof, (g) assignments and subleases expressly permitted by the Operative Documents, (h) Liens in favor of municipalities agreed to by the related Lessee that do not affect the value or utility of the related Leased Property and (i) Liens created by the IDB Documentation.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained by any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Plans and Specifications" means with respect to any Building the final plans and specifications for such Building prepared by the Architect, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

     "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

     "Pro Rata Share" means, with respect to any Funding Party the ratio (expressed as a percentage) of (i) such Funding Party's Commitment (or, in the case of the Lessor, the Lessor's Allocated Commitment) divided by (ii) the sum of all of the Lenders' Commitments and the Lessor's Allocated Commitment.

     "Purchase Agreement" means with respect to any Land, the purchase agreement with the Seller for the conveyance of such Land to the Lessor.

     "Purchase Option" is defined in Section 14.1 of the Lease.

     "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year.

     "Recourse Deficiency Amount" means for any Leased Property, an amount equal to (i) the A Percentage times (ii) the Fair Value of such Leased Property.

     "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "Release Date" means, with respect to any Leased Property, the earlier of
(i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

     "Remarketing Option" is defined in Section 14.6 of the Lease.

     "Rent" means  Basic Rent and Supplemental Rent, collectively.

     "Rent Period" means (i) in the case of Base Rate Advances, means the period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date; and (ii) with respect to any LIBOR Advance:

     (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by Concord in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

     (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by Concord by irrevocable notice to the Agent in its related Payment Date Notice;

provided, however that:

               (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

               (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

               (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar month;

               (d) No Rent Period shall extend beyond the Lease Termination Date; and

               (e) At any one time, there shall be no more than seven (7) Rent Periods.

     "Rents" means all consideration paid in the ordinary course of business by Concord and its Subsidiaries to any Person for the use or occupation of property under any operating lease to which Concord or any of its Subsidiaries is the lessee or obligor, determined in accordance with GAAP.

     "Report" is defined in Section 7.6 of the Master Agreement.

     "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66 2/3% of the aggregate outstanding principal amount of all Funded Amounts, provided that if one Funding Party holds more than 66 2/3% of the aggregate outstanding principal amount of all Funded Amounts but there is more than one Funding Party, then Required Lenders shall mean at least two Funding Parties.

     "Required Lenders" means, at any time, Lenders holding an aggregate outstanding principal amount of Loans equal to at least 66 2/3% of the aggregate outstanding principal amount of all Loans, provided, that if one Lender holds more than 66 2/3% of the aggregate outstanding principal amount of the Loans but there is more than one Lender, then Required Lenders shall mean two Lenders.

     "Requirements of Law" for any Person means the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Scheduled Construction Termination Date" means with respect to any Building the earlier of (A) two (2) years after the Closing Date for the related Land and (B) the Funding Termination Date.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Engineer's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

     "Significant Subsidiary" means, at the date of determination, any Subsidiary (i) whose consolidated total assets equals or exceeds five percent (5%) of the consolidated total assets of the Guarantor, or (ii) whose consolidated net income for the most recently completed four quarters equals or exceeds five percent (5%) of the Guarantor's consolidated net income for such period, provided that "Significant Subsidiary" shall not include any Subsidiary of Concord that is a national bank or a federal savings bank, or any subsidiary of such national bank or federal savings bank. The Significant Subsidiaries as of the Initial Closing Date are listed on Schedule 1 to the Master Agreement.

     "Solvent" means, with respect to any Person as of any date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at anytime, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Star" means Star Systems, LLC, a Delaware limited liability company.

     "STI" is defined in Section 4.3(k) of the Master Agreement.

     "Subsidiary" means any corporation, association, partnership, trust, limited liability company or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     "Subsidiary Guarantors" means each Significant Subsidiary.

     "Subsidiary Guaranty" means the Amended and Restated Subsidiary Guaranty Agreement, dated as of June 26, 2003, issued by the Subsidiary Guarantors.

     "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which any Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

     "Swap Documents" means the ISDA Master Agreement, dated as of April 3, 1998, between SunTrust Bank and EPS, together with all schedules and confirmations related thereto (including the amended confirmation dated July 13, 2000).

     "Tax Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Tax Indemnitee" means, with respect to each Leased Property, (i) so long as such Leased Property is a Construction Land Interest, the Lessor and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents and (ii) from and after the Completion Date for such Leased Property, the Lessor, SunTrust Bank, in its individual capacity and in its capacity as Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee be a Tax Indemnitee.

     "Taxes" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Ten Percent Subsidiary" means each of (i) EPS, (ii) Star and (iii) any other Subsidiary of Concord that is not a Subsidiary of either Star or EPS and
(A) whose consolidated total assets equals or exceeds ten percent (10%) of the consolidated total assets of the Guarantor, or (B) whose consolidated net income for the most recently completed four quarters equals or exceeds ten percent (10%) of the Guarantor's consolidated net income for such period, provided that "Ten Percent Subsidiary" shall not include any Subsidiary of Concord that is a national bank or federal savings bank, or any subsidiary of such national bank or federal savings bank.

     "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

     "Title Policy" is defined in Section 3.1 of the Master Agreement.

     "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

     "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

     "Voting Interests" means stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     "Withholding Taxes" is defined in Section 7.5(f) of the Master Agreement.

     "Yield" is defined in Lessor Yield Letter.